Exhibit 10.8

Certain information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type of information the registrant treats as private or confidential. Information that has been so redacted from this exhibit has been marked with “[***]” to indicate the omission.

Our Ref: [***]

Date: 07 July 201705

ORCHID LIFE SDN. BHD. (Company No: [***]) [***]	[***]

Sir,

OFFER OF FACILITY UNDER THE BUMIPUTERA EXPORT PROMOTION PROGRAM (GEB) AMOUNTING TO MALAYSIAN RINGGIT NINE HUNDRED EIGHTY-FIVE THOUSAND ONLY (RM985,000.00) TO ORCHID LIFE SDN. BHD. (Company No: [***])

The above matter is respectfully referred to:

We are pleased to inform you that Majlis Amanah Rakyat (MARA) has agreed to offer a facility to ORCHID LIFE SDN. BHD (Company No: [***]) (hereinafter referred to as the “Company”) amounting to Ringgit Malaysia: Nine Hundred Eighty-Five Thousand Only (RM 985,000.00) (hereinafter referred to as the “Facility”), subject to the following terms and conditions:

1. PURPOSE OF THE FACILITY

1.1	Working Capital	RM985,000.00

	Total Facility	RM985,000.00

2. FACILITY UNDER THE BAT AL-INAH CONCEPT

MARA hereby agrees to approve the said Facility under the Bai Al-Inah concept, subject to the following terms and conditions:

i.	Facility Amount	: RM985,000.00

ii.	Selling price (under the Bai Al-Inah Concept:)	: RM1,182,000.00

iii.	Type of Asset	: MARA Food Industry Complex (KIMAR), Lot PT 6381, Kampung Batu Muda, Off Jalan Batu Caves, 68100 Batu Caves, Kuala Lumpur.

3. REPAYMENT PERIOD OF THE SELLING PRICE

Maximum duration of 120 months (10years)

4. DURATION OF TENURE

For period of 12 months from the date the Facility funds are disbursed.

5. CHARGES

5.1	Profit rate of Two Percent (2%) per annum on the Total Facility Amount.

5.2	Processing fee of RM1,000.00, payable prior to the disbursement of the Facility.

6. MONTHLY INSTALLMENT PAYMENTS

The monthly installment payment for the Selling Price is

Ringgit Malaysia : Nine Thousand Eight Hundred and Fifty Only (RM9,850.00)

7. METHOD OF DISBURSEMENT OF THE FACILITY FUNDS

Subject to the other terms and condition prescribed by MARA, the Facility funds shall be disbursed as follows:

7.1	For the purpose of the working capital

To be paid by cheque directly to ORCHID LIFE SDN. BHD. (Company No. [***]) for working capital purposes and to be paid in a lump sum amounting to RM985,000.00 (Ringgit Malaysia: Nine Hundred Eighty – Five Thousand Only).

[***]

8. Documentation

8.1	This Offer Letter;

8.2	Facility Agreements / Facility Instruments a prescribed by MARA;

8.3	Memorandum of Collateral for fixed deposit;

8.4	Guarantee and Indemnity Letter; and

8.5	Debenture;

8.6	Other documents as advised by MARA’s legal counsel.

9. Security / Collateral For The Selling Price

9.1	Guarantees by guarantors – jointly and severally by the Company’s Board of The Directors as follows:

i.	Abdul Razak bin Mohd Isa	(IC No.: [***])
ii.	Mustadza bin Muhamad	(IC No.: [***])
iii.	[***]	(IC No.: [***])
iv.	[***]	(IC No.: [***])

9.2	Pledge Memorandum for fixed deposit/savings in the name of ABDUL RAZAK BIN MOHD ISA ([***]) and MUZTADZA BIN MUHAMMAD ([***]) from a bank or financial institution approved by MARA amounting to RM 98,500.00 (Ringgit Malaysia: Ninety-Eight Thousand Five Hundred Only) (hereinafter referred to as the “Fixed Deposit / Time Deposit”). A MARA representative must be appointed as one of the authorized signatories for any withdrawals or transaction concerning the said account.

9.3	Debenture documentation with the imposition of a fixed charge over all present and future movable and immovable assets of the Company, including but not limited to assets acquired by the Company under the Facility, and a floating charge over all present and future assets of the Company.

9.4	Other forms of security/collateral as specified subsequently.

[***]

10. ADDITIONAL TERMS AND CONDITIONS

10.1	Memorandum and Articles of Association Shareholders of the Company, through annual general meetings or extraordinary general meetings, shall not amend or modify any provisions in the Memorandum and Articles of Association of the Company without the prior written consent of MARA.

10.2	Company Members and Capital Structure

i.	The Company is not permitted to alter its capital structure to the sale of existing shares or the issuance of new shares to new members without prior written consent from MARA. The Bumiputera status of the Company, in terms of shareholding or management, must be preserved.

ii.	The Company Board Members must declare that no action has been taken against them and that no legal proceedings are known or pending against the Company or any Board Member.

iii.	Shareholders and the Company Board Members are required to obtain a bankruptcy clearance certificate from The Malaysian Department of Insolvency.

iv.	The Company Board Members hereby consent to MARA obtaining their personal information from the Employees Provident Fund (EPF), the Inland Revenue Board, other government institutions or agencies by signing the form provided by MARA.

10.3	The Company shall at all times notify MARA in full of any new companies or business organizations established, if any, that are established, acquired, partially purchased in shares, or through any form of acquisition constituting new ownership in which the Company has an interest.

10.4	Financial Statements

i.	The Company hall permit MARA or its representatives to access information, accounting records, and other relevant data for the preparation of monthly performance reports.

ii.	The Company shall submit financial statements (profit and loss account, cash flow statement, and other relevant documents) quarterly, as well as the Company’s audited annual accounts each year to MARA.

iii.	At the commencement of each accounting year, the Company shall furnish the Annual Business Budget Estimate to MARA.

iv.	The Company agrees to provide MARA with the bank statements for each of the Company’s business accounts on a quarterly basis.

v.	The Company all allow MARA officers to inspect the Company’s accounting records and documents.

[***]

10.5	Expenses and Costs

i.	All expenses and costs related to the preparation of documents for The Facility, legal fees, stamp duties, and other charges shall be borne by the Company. Legal fees will also be imposed on the Company if the Company cancels or withdraws the application for The Facility after the appointment of the lawyer.

ii.	The Company Board Members must give their consent by signing the declaration in Appendix B to MARA to appoint any MARA panel lawyer (as determined by MARA) to prepare the Agreement and other documents related to The Facility.

iii.	The Company must be charged a processing fee for The Facility amounting to Ringgit Malaysia: One Thousand Only (RM1,000.00). This fee shall be paid prior to the disbursement of The Facility.

10.6	Company Management

i.	The Company shall hold management meetings monthly and submit monthly performance reports to MARA.

ii.	The Company shall invite MARA, through the Director of the Commercial Infrastructure Division or its representative, to attend each Board of Directors meeting as an observer for MARA’s monitoring purposes until all repayment installments are fully settled. MARA and its representatives invited to attend the Board of Directors meeting shall not be held responsible or liable for any losses incurred by the Company. Any advise, opinions, or suggestions (if any) presented by MARA or its representatives shall not bind the Board of Directors or the Company in any decision. Even if such advice, opinions, and suggestions are accepted, professional advice must be sought beforehand.

iii.	All Board Members shall actively and diligently participate in the management of the Company.

iv.	The Company shall appoint a full-time officer to manage and administer its daily financial affairs.

[***]

10.7	Fund Withdrawal

i.	Company Board Members are not permitted to transfer, withdraw, or utilize any Company funds for personal use or as advances to other companies or firms without obtaining written approval from MARA.

ii.	The Company is prohibited from sing the Facility funds to purchase or acquire any assets unrelated to the purpose of the Facility without obtaining written approval from MARA.

10.8	Profit Transfer and Cost Absorption

The company shall not engage in profit transfer or cost absorption strategies through other companies or business entities that have interests in the Company or any Company Board Member.

10.9	Commercial Space Lease Agreement

The commercial space lease agreement and/or factory lease agreement, if any, shall be executed and/or prepared in the name of the Company. A certified copy of the said agreement must be submitted to MARA prior to the disbursement of the Facility funds.

10.10	Approval from Relevant Authorities

The Company shall be responsible for obtaining all licenses, permits, and other authorizations pertaining to provision of the Facility, the Company’s operations, product manufacturing, product sales, and any other requirements from the relevant authorities.

10.11	External Financing / Loans

i.	The Company is not permitted to obtain any loan or financing from other financial institutions without prior written approval of MARA.

ii.	The Company is not permitted to act as a guarantor (Corporate Guarantor) for any party without the prior written approval of MARA.

10.12	Bank Account

The Company is not permitted to open any new bank account without prior written approval from MARA.

[***]

10.13	Takaful

Mortgage Takaful from Syarikat Takaful Malaysia Berhad or any other takaful company approved by MARA for each Board Member or Guarantor, covering the amount of the Facility.

10.14	Cancellation of Facility Offer

MARA reserves the full right to the Facility at any time by written notice to the Company if:-

i.	Any new developments that may signify, in MARA’s view, that the project cannot be implemented by the Company or that the Company is demonstrating an inability to meet the terms and conditions stipulated in the Letter of Offer and the related documents of The Facility to be executed and signed hereafter.

ii.	Any information, representation, or warranty by the Company, the Directors of the Company, the Guarantors, or the security providers, or any documents previously submitted, found to be false or untrue.

iii.	Any information and evidence concerning the Company, the Directors of the Company, the Guarantors, or the security providers that have been concealed by the Company, the Directors of the company, the Guarantors, or the security providers to facilitate the approval of The Facilty.

iv.	There is or will be legal action, court proceedings, or other measures taken against the Company, its Directors, Guarantors, or the parties providing security or shareholders of the Company.

v.	All or part of the terms, conditions, and provisions set forth in this Letter of Offer are contested, or such terms, conditions, and provisions are unacceptable or cannot be complied with by the Company.

vi.	The Company is wound up, or any of the directors, shareholders, guarantors, or parties providing security is an undischarged bankrupt.

vii.	Other reasons reasonably considered by MARA.

[***]

10.15	Rights of MARA

i.	MARA reserves the right to add to or amend the terms and conditions in this Letter of Offer or to withdraw or cancel this offer at any time if deemed necessary.

ii.	The Company shall permit officers of MARA or its representatives to enter the office premises and the Company’s product processing areas to inspect business records, machinery, and equipment.

10.16	Prohibition on use of Approval letter

This letter of offer shall not be used as security or any form of commitment by MARA to any party, whether related to the offer of the Facility or other matters.

10.17	Validity of the letter of Offer

This letter of offer is valid for a period of 90 days from the date of this letter and shall automatically lapse if the terms and conditions of the Facility are not accepted within this period without reasonable cause, unless MARA agrees to extend the validity of this Letter of Offer.

10.18	Disbursement of the Facility Funds

Subject to any other terms and conditions that may be imposed by MARA, the Facility funds will be disbursed upon completion of the following:

i.	All facility agreements/legal instruments as prescribed by MARA and security documents have been duly signed, stamped, and registered.

ii.	All terms and conditions specified in this Letter of Letter and the Facility Agreement/Procedures as prescribed by MARA have been complied with, and other security documents have been obtained.

iii.	The Company has settled the processing fees and takaful contributions.

iv.	The Company has submitted the bills/invoices for any machinery/equipment/supplies to be paid directly to he suppliers.

v.	The Company has submitted a resolution consenting to apply for and accept the Facility.

10.19	Terms Contained in the Security Documents

The Facility is also subject to the terms and conditions set forth in the Agreement/Facility Procedures documents as prescribed by MARA, as well as the security documents to be prepared by MARA’s solicitors.

[***]

10.20	Consent from Existing Charge Holders

If the Company has existing financing with any other financial institution or there is any charge/debenture over the Company’s assets in favor of any other financial institution (“Existing Charge Holders”), this offer is subject to the Company obtaining consent from the Existing Charge Holders and, if the Existing Charge Holders impose any conditions in respect of such approval, subject to MARA’s acceptance of those conditions.

11. LETTER OF ACCEPTANCE

11.1	Should the Company agree to the terms and conditions of the Facility as set forth in this Letter of Offer, please attend the Facility Contract Ceremony within 14 days from the date of this Letter of Offer to sign the acknowledgement in Appendix A and to sign each page of duplicate copy of this Letter of Offer in the presence of the Director or Deputy Director of Commercial Infrastructure or the MARA Selangor State Director or their representative, and return it to the Director, Commercial Infrastructure Division, [***]

11.2	To prepare the documents for The Facility, the Company is required to submit the latest copies of documents certified by the Companies Commission of Malaysia (where applicable), including the following details:

11.2.1	Form 9 : Certificate of Incorporation of a Private Limited Company

11.2.2	Form 13: Certificate of Incorporation on Change of Name of Company

11.2.3	Form 24: Return of Allotment of Shares (all copies evidencing share transfers or changes)

11.2.4	Form 32A: Transfer of Shares (for all current shareholders)

11.2.5	Form 44: Notice of the Situation of the Registered Office (If change of address)

11.2.6	Form 48A: Statutory Declaration by Person before Appointment as Director.

11.2.7	Form 49: Return Giving Particulars of Directors, Managers, and Secretaries.

11.2.8	Memorandum and Articles of Association

11.2.9	Company Resolutions for the following matters:

i.	To apply for and accept the offer of The Facility as contained in this Letter of Offer, including any amendments or supplements thereto.

ii.	Use of the Company Seal.

iii.	Authorization granted to the Company’s Directors to sign all Facility documents as required by MARA.

iv.	Authorization granted to one Company director to liaise with MARA concerning The Facility.

That is all, thank you.

“SERVING THE NATION”
“Urbanizing Rural Area”

[***]
[***]
Director
Commercial Infrastructure Division
o.b:	Director General
MARA

c.c :	1. Director, MARA Legal Division
2. Director, MARA Selangor State
3. MARA Officer, Shah Alam District

[***]

“Entrepreneurship and Global Education”

APPENDIX A

CONTRACT COUNCIL

[OMMITTED]

APPENDIX B

LETTER OF CONSENT FOR APPOINTMENT OF LEGAL COUNSEL

[OMMITTED]